FORM 3

          U.S. SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

  INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF SECURITIES

   Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934,
Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(f) of the Investment Company Act of 1940

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
1.  Name and Address of Reporting Person        2.  Date of Event Re-         4.  Issuer Name and
        Gamble, Constance Louise                    quiring Statement             Ticker or Trading Symbol
                                                    (Month/Day/Year)
                                                          4/2/96                  DIXIE NATIONAL CORPORATION

(Last)           (First)         (Middle)        3. IRS or Social Se-         5.  Relationship of Reporting      6. If Amendment,
                                                    curity Number of              Person to Issue (Check all        Date of Original
                                                    Reporting Person              applicable)                       (Month/Day/Year)
 200 Executive Way                                  (Voluntary)
                                                                                 ______ Director           -_____ 10% Owner
                                                                                 ______ Officer (give      ___X__ Other (specify
                                                                                        title below)              below)
                                                      ###-##-####
                                                                                                    Owner 15.8%
                   (Street)

Ponte Vedra Beach,      Florida         32082
(City)                  (State)           (Zip)

                                                                      Table I -- Non-Derivative Securities Beneficially Owned


1.  Title of Security                              2.  Amount of Securities        3.  Ownership         4. Nature of Indirect
    (instr. 4)                                         Beneficially Owned              Form: Direct         Beneficial Ownership
                                                        (Instr. 4)                    (D) or Indirect       (Instr. 5
                                                                                      (i)     (Instr. 3)
Common Stock                                       2,065,000                       D






/s/ Constance L. Gamble                                        May 7, 1996
  Signature of Reporting Person                                 Date